Subsidiaries of Hudson Pacific Properties, Inc.

Name	Jurisdiction of Formation / Incorporation
HCTD, LLC	Delaware
HFOP City Plaza, LLC	Delaware
Howard Street Associates, LLC	Delaware
Hudson 10950 Washington, LLC	Delaware
Hudson 1455 Market, LLC	Delaware
Hudson 222 Kearny, LLC	Delaware
Hudson 6040 Sunset, LLC (f/k/a SGS Holdings, LLC)	Delaware
Hudson 9300 Wilshire, LLC	Delaware
Hudson Capital, LLC	California
Hudson Del Amo Office, LLC	Delaware
Hudson Media and Entertainment Management, LLC	Delaware
Hudson OP Management, LLC	Delaware
Hudson Pacific Properties, L.P.	Maryland
Hudson Pacific Services, Inc.	Maryland
Hudson Tierrasanta LLC (f/k/a Glenborough Tierrasanta, LLC)	Delaware
Sunset Bronson Entertainment Properties, LLC	Delaware
Sunset Bronson Services, LLC	Delaware
Sunset Gower Services, LLC	Delaware
Sunset Gower Entertainment Properties, LLC	Delaware
Sunset Studios Holdings, LLC	Delaware
Hudson 625 Second, LLC	Delaware
Rincon Center Commercial, LLC	Delaware
Hudson Rincon Center, LLC	Delaware
Hudson 275 Brannan, LLC	Delaware
Hudson 604 Arizona, LLC	Delaware
Hudson 6922 Hollywood, LLC	Delaware
SGS Ancillary Parcels, LLC (f/k/a Hudson 6050 Sunset, LLC)	Delaware
Hudson First Financial Plaza, LLC	Delaware
Combined/Hudson 9300 Culver LLC	Delaware
Hudson 9300 Culver, LLC	Delaware
Hudson 10900 Washington, LLC	Delaware
Hudson Element LA, LLC (f/k/a Hudson Lab4, LLC)	Delaware
Hudson 901 Market, LLC	Delaware
Hudson Centinela Mezzanine, LLC	Delaware
Hudson JW, LLC	Delaware
Hudson MC Partners, LLC	Delaware
P1 Hudson MC Partners, LLC	Delaware
P2 Hudson MC Partners, LLC	Delaware